UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	30-0278688 (I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-165452.

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of Primo Water Corporation’s (the “Registrant”) common stock, par value $0.001 per share (the “Common Stock”), required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165452) initially filed with the Securities and Exchange Commission on March 12, 2010, as amended (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRIMO WATER CORPORATION
Date: August 11, 2010	By:	/s/ Billy D. Prim
		Name:	Billy D. Prim
		Title:	Chairman, Chief Executive Officer, and President